UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MASCOT PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	6510	27-0607116
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7985 113th Street, Suite 220
Seminole, FL 33772
 (727) 393-7439
(Address, including zip code, and telephone number,
Including area code, of registrant’s principal executive offices)

Val-U-Corp Services, Inc.
1802 North Carson Street, Suite 108
Carson City, NV 89701
(775) 887-8853
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies to:

Lucosky Brookman LLP
33 Wood Avenue South, 6th Floor
Iselin, New Jersey 08830
Tel No.: (732) 395-4400
 Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.00001 par value per share	24,208,000	$$0.01	$242,080	$28.11

(1)	This Registration Statement covers the resale by our selling shareholders of up to 24,208,000 shares of common stock previously issued to such selling shareholders.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”), at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated May 24, 2011

MASCOT PROPERTIES, INC.

24,208,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.01 per share until our common stock is quoted on the OTCBB and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 to read about factors you should consider before purchasing any of the shares offered by this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is              , 2011

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the Company’s securities.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.   In this Prospectus, the terms “Mascot Properties,” “Company,” “we,” “us” and “our” refer to Mascot Properties, Inc.

Overview

Mascot Properties, Inc. (the “Company”) was incorporated in the State of Nevada on July 22, 2009.  Our principal business is the management of real estate properties, primarily related to student housing and services which include general property management and maintenance and activities coordination for residents.  We are seeking to manage properties that are near universities that suffer from a lack of on-campus housing and growing enrollment. Our operations will include managing income producing residential real estate properties near fast growing universities that are incapable of accommodating all of their current and future students as enrollment continues to grow.  We do not currently manage any properties, but we are currently seeking properties to manage.

Our management is experienced in the real estate industry and has been involved in real estate development projects for over 10 years, including roles as developer and manager for multifamily developments, condos, and apartment buildings.  Management will be charged with reviewing and recommending suitable projects for the Company consistent with its policies and objectives to maximize the return on properties it manages.  We intend to manage properties and lease them to students at universities around the country.  We will operate the properties as the property manager, which includes, but is not limited to, collecting rent, advertising, showing and leasing units in the buildings, coordinating with service professionals for maintenance and repairs, arranging promotional events for marketing, and creating activities for the residents.  Management’s goal is to work toward improving the properties’ cash flow through proper marketing.  We will find experienced property managers and make our properties “student friendly” with facility events, common areas for entertainment, activities and recreational facilities.  The Company has not identified any specific properties to manage, but, we are currently targeting properties with occupancy rates in excess of 96%.

We seek opportunities to manage real estate properties where we believe we can achieve higher cash flows and capital appreciation for the owners as a result of our property management efforts and relations with universities’ student residential housing offices.  Our initial focus is on the southeastern and southwestern regions of the United States, particularly where we perceive there to be the potential to manage properties near fast growing universities whose enrollments exceed their capacity for on-campus housing.  We believe we can enhance the value of these properties through the execution of our business strategy which entails establishing a relationship with the local college or university, hiring a strong local property manager, aggressive marketing of the property, and adding amenities and security to the facility to cater to student’s needs.  We intend to provide leases and services that cater to students and will have professional on-site management and maintenance available.  However, we will not limit our services to any particular individual geographic markets or submarkets.  Moreover, we will not restrict our services to certain locations in markets or submarkets, as we may find value-adding opportunities in large metropolitan areas, suburban submarkets, smaller cities or rural locations, near both public and private universities.

We plan to engage our own employees and third-party management companies as agents for on-site management of our future properties, depending on the geographic location.  Generally such agreements will provide for a management fee between 2% and 5% of the gross monthly receipts of each property and are for a term of one year, but can be terminated by either party upon thirty days written notice.  We currently have not entered into any discussions or contracts with any potential employees or third parties for on-site management of our planned properties.  These properties typically require a greater level of management and oversight than traditional multi-family projects, which involves a manager with a focus on student housing.  Typically, students often keep different hours and lead a different lifestyle than the general population or family oriented properties.  Thus, these properties require managers that are hands-on and sensitive to student needs and lifestyle.

Recent Developments

On June 30, 2010, we completed a Regulation D Rule 506 offering in which we sold 6,052,000 shares of the Company’s common stock to 39 investors at a price per share of $0.01 for an aggregate offering price of $60,520.

On June 30, 2010, the Company effectuated a 4-for-1 forward stock-split (the “Forward Stock-Split”) of its outstanding common stock.

Where You Can Find Us

Our principal executive office is located at 7985 113th Street, Suite 220, Seminole, FL 33772 and our telephone number is (727) 393-7439.

The Offering

Common stock offered by selling security holders	24,208,000 shares of common stock. This number represents 22.23% of our current outstanding common stock

Common stock outstanding before the offering	104,208,000 common shares as of May 24, 2011.

Common stock outstanding after the offering	104,208,000 shares.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (July 22, 2009) through June 30, 2010, are derived from our audited financial statements, and the unaudited financial information for the six months ended December 31, 2010.

	For the Period from Inception (July 22, 2009) through March 31, 2011 (unaudited)	For the Period from Inception (July 22, 2009) through June 30, 2010 (audited)
STATEMENT OF OPERATIONS

Revenues	$-	$-
Total Operating Expenses
Professional & Consulting Fees	63,310	59,600
General and Administrative Expenses	4,553	3,903
Net Loss	$(67,863)	$(63,503)

	As of March 31, 2011 (unaudited)	As of June 30, 2010 (audited)
BALANCE SHEET DATA

Cash	$17	$717
Total Assets	17	717
Total Liabilities	7,160	3,500
Stockholders’ Equity	(7,143)	(2,783)

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Company

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern.  We are a development stage company that has never generated any revenue.  If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

WE HAVE LIMITED OPERATING HISTORY AND FACE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY A DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model.  We have limited operating history for investors to evaluate the potential of our business development.  Due to the significant downturn in the real estate market and our lack of operating history we may be unable to secure properties for our management services.  Additionally, because of the large downturn in the economy and an oversupply in the number of vacant properties we may be unable to manage properties with the possibility of positive earnings.  If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to implement our business plan. In addition, substantial expenditures will be required to enable us to manage properties in the future. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offerings of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.  The sale of additional equity securities will result in dilution to our stockholders.  The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations.  If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE CURRENTLY HAVE NO REVENUES.

We currently have no revenues and have sustained net losses of $67,863 for the period from inception through March 31, 2011.  We cannot give you any assurance that we will experience any positive revenues for the foreseeable future.

OUR PROPERTY MANAGEMENT BUSINESS IS SUSCEPTIBLE TO FLUCTUATION IN THE REAL ESTATE MARKET AND MAY BE MORE COSTLY THAN ANTICIPATED.

Our business depends substantially on the conditions of the real estate market.  Demand for real estate has grown rapidly in the past decade but such growth is often accompanied by volatility in market conditions and fluctuations in real estate prices.  For example, following a period of rising real estate prices and transaction volumes in most major cities from 2003 to 2007, the industry experienced a downturn in 2008, with transaction volumes in many major cities declining significantly compared to 2007.  Fluctuations in the real estate market may negatively impact the spreads and the ability to find quality assets that provide returns that we seek.  Any properties we enter management agreements with may not generate immediate positive cash flow for us because of volatility in the real estate market.  There can be no assurance that any properties we potentially manage will generate positive cash flow.

WE DO NOT CURRENTLY MANAGE ANY REAL ESTATE.

If we are unable to secure management contracts for any real estate properties we may not generate sufficient income to meet operating expenses, including debt service and capital expenditures, our cash flow will be adversely affected.

THE REAL ESTATE PROPERTY MANAGEMENT MARKET IS HIGHLY COMPETITIVE.

The real estate property management market is highly competitive and highly fragmented.  Competing properties may be newer or have more desirable locations than our properties.  If the market does not absorb foreclosed or newly constructed properties, market vacancies will increase and market rents may decline.  As a result, we may have difficulty leasing units within our properties and may be forced to lower rents on leases to compete effectively, which lowers the fees we can generate.

We may compete for the management of properties with many entities, including, among others, national property management and real estate companies, as well as local property management and real estate companies and individuals.  Many competitors may have substantially greater financial resources than we do.  In addition, certain competitors may be willing to accept lower fees for their services.  If competitors prevent us from managing properties that may be targeted for contracts our service fees and valuation may be impacted.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF DAVID DRESLIN, PRESIDENT AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of David Dreslin, our President and Director.  We currently do not have an employment agreement with Mr. Dreslin.  Our failure to retain Mr. Dreslin or to attract additional qualified personnel could have a material adverse effect on our business, financial condition or results of operation.

WE NEED TO ESTABLISH AND MAINTAIN REQUIRED DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROLS OVER FINANCIAL REPORTING AND TO MEET THE PUBLIC REPORTING AND THE FINANCIAL REQUIREMENTS FOR OUR BUSINESS, WHICH WILL BE TIME CONSUMING FOR OUR MANAGEMENT.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002.  The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards.  Because we have limited resources, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and other disclosure controls and procedures.  In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm.  If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, or our independent registered public accounting firm is unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

Risks Related to Our Industry

THE SUCCESS OF OUR BUSINESS IS SIGNIFICANTLY RELATED TO GENERAL ECONOMIC CONDITIONS AND THE REAL ESTATE INDUSTRY AND, ACCORDINGLY, OUR BUSINESS HAS BEEN AND COULD CONTINUE TO BE HARMED BY THE ECONOMIC SLOWDOWN AND DOWNTURN IN REAL ESTATE LEASING ACTIVITIES.

Our business is closely tied to general economic conditions and the real estate industry.  As a result, our economic performance, the value of any properties we manage and the ability to implement our business strategies may be affected by changes in national and local economic conditions.  The condition of the real estate markets in which we plan operate tends to be cyclical and related to the condition of the economy in the U.S.  Rising interest rates, declining demand for real estate or periods of general economic slowdown or recession have had a direct negative impact on the real estate market in the past and a recurrence of these conditions in the U.S.  We are currently experiencing, and expect in the future to be negatively impacted by, periods of economic slowdown or recession, and corresponding declines in the demand for real estate and related services, within the markets in which we operate.  The current recession and the downturn in the real estate market have resulted in and/or may continue to result in a general decline in rents due to defaulting tenants or less favorable terms for renewed or new leases and fewer purchases and sales of properties, resulting in a decrease in property management fees.

IF WE ARE UNABLE TO MAINTAIN OR DEVELOP NEW CLIENT RELATIONSHIPS, OUR PROPERTY MANAGEMENT BUSINESS AND FINANCIAL CONDITION COULD BE SUBSTANTIALLY IMPAIRED.

In our business depends on establishing long-term client relationships and on revenues received for services under various property management agreements with third-party owners and related parties.  We anticipate that a considerable amount of our revenues will be derived from fees related to these agreements.

When and if do enter into management agreements, these contracts may not be renewed when their respective terms expire.  If we fail to develop and maintain new client relationships we expect that we would experience a material adverse change in our business, financial condition and results of operations.

IF WE BEGIN TO MANAGE ANY PROPERTIES ANY DECREASES IN THE PERFORMANCE OF THE PROPERTIES WE MANAGE ARE LIKELY TO RESULT IN A DECLINE IN THE AMOUNT OF PROPERTY MANAGEMENT FEES AND LEASING COMMISSIONS WE GENERATE.

Our property management will generally be structured as a percentage of the revenues generated by the properties that we manage.  Similarly, our leasing commissions will typically be based on the value of the lease commitments.  As a result, our revenues can be adversely affected by decreases in the performance of the properties we would manage and declines in rental value.  Property performance will depend upon, among other things, our ability to control operating expenses (some of which are beyond our control), and financial conditions generally and in the specific areas where properties are located and the condition of the real estate market generally.  If the performance or rental values of the properties we manage decline, the management fees and leasing commissions we would derive from such properties could be materially adversely affected.

OUR LEASING ACTIVITIES ARE CONTINGENT UPON VARIOUS FACTORS INCLUDING TENANT OCCUPANCY AND RENTAL RATES, WHICH IF ADVERSELY AFFECTED, COULD CAUSE OUR OPERATING RESULTS TO SUFFER.

Our property management business involves facilitating the leasing of residential space.  In certain areas of operation, there may be inadequate residential space to meet demand and there is a potential for a decline in the number of overall leasing transactions. In areas where the supply of residential space exceeds demand, we may not be able to renew leases or obtain new tenants for properties we manage as leases expire.  Moreover, the terms of new leases and renewals may be on less favorable terms.  Any revenues we generate may be adversely affected by the failure to promptly find tenants for substantial amounts of vacant space, if rental rates on new or renewal leases are significantly lower than expected.  We cannot be sure that we will ever be able to lease properties for our clients and in a profitable manner.

•	Our ability to lease properties will also depend on;

•	the attractiveness of the properties to tenants;

•	competition from other available space;

•	our ability to provide for adequate maintenance and insurance and to pay increased operating expenses which may not be passed through to tenants;

•	the availability of capital to periodically renovate, repair and maintain the properties, as well as for other operating expenses; and

•	the existence of potential tenants desiring to lease the properties.

WE COULD INCUR SIGNIFICANT COSTS RELATED TO GOVERNMENT REGULATION AND LITIGATION OVER ENVIRONMENTAL MATTERS.

Under various federal, state and local laws and regulations relating to the environment, as a current or former operator of real property, we may be liable for costs and damages resulting from the presence or discharge of hazardous or toxic substances, waste or petroleum products at, on, in, under or migrating from such property, including costs to investigate, clean up such contamination and liability for harm to natural resources.  Such laws often impose liability without regard to whether the operator knew of, or was responsible for, the presence of such contamination, and the liability may be joint and several.  These liabilities could be substantial and the cost of any required remediation, removal, fines or other costs could exceed the value of or our aggregate assets.  In addition, the presence of contamination or the failure to remediate contamination at properties we manage may expose us to third-party liability for costs of remediation and/or personal or property damage or materially adversely affect our ability lease.  In addition, environmental laws may create liens on contaminated sites in favor of the government for damages and costs it incurs to address such contamination.  Moreover, if contamination is discovered on the properties we manage, environmental laws may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures.

Environmental laws also govern the presence, maintenance and removal of hazardous materials in building materials (e.g., asbestos and lead), and may impose fines and penalties for failure to comply with these requirements or expose us to third-party liability (e.g., liability for personal injury associated with exposure to asbestos).  Such laws require that owners or operators of buildings containing hazardous materials (and employers in such buildings) to properly manage and maintain certain hazardous materials, adequately notify or train those who may come into contact with certain hazardous materials, and undertake special precautions, including removal or other abatement, if certain hazardous materials would be disturbed during renovation or demolition of a building.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock.  We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.  If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf.  We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.  The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.01 per share for the shares of common stock was determined based on the price of our private offering. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 270,000,000 shares of capital stock consisting of 20,000,000 shares of preferred stock, par value $0.00001 per share and 250,000,000 shares of common stock, par value $0.00001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock.  There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks.  These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities.  These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock.  Our shares have not been listed or quoted on any exchange or quotation system.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction.  There can be no assurance that future developments actually affecting us will be those anticipated.  These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

The selling security holders are selling all of the shares of our common stock covered by this prospectus for their own account.  Accordingly, we will not receive any proceeds from the resale of the common stock.  All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling security holders, as more fully described below, is common stock that is currently issued.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of the 24,208,000 shares of our common stock held by 39 shareholders, which is representative of the number of shares immediately following the Forward Stock-Split. Such shareholders include the holders of the 24,208,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed on June 30, 2010, at an offering price of $0.01.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling security holder as of May 24, 2011, and the number of shares of common stock being offered by the selling security holders.  The shares being offered hereby are being registered to permit public secondary trading, and the selling security holders may offer all or part of the shares for resale from time to time.  However, the selling security holders are under no obligation to sell all or any portion of such shares nor are the selling security holders obligated to sell any shares immediately upon effectiveness of this prospectus.  All information with respect to share ownership has been furnished by the selling security holders.

Name	Shares Beneficially Owned Prior To Offering(1)	Shares to be Offered	Amount Beneficially Owned After Offering (2)	Percent Beneficially Owned After Offering

Peter Adams	4,000	4,000	0	0%

Robin Adams	4,000	4,000	0	0%

Lisa J. Angarano	4,000	4,000	0	0%

Guy Buell	4,000	4,000	0	0%

Barbara Ann Busch	12,000	12,000	0	0%

Gregory C. Busch	12,000	12,000	0	0%

James Christie	4,000	4,000	0	0%

Monique Collentine	12,000	12,000	0	0%

Thomas Collentine	4,000	4,000	0	0%

Denise A. Doulgeris	4,000	4,000	0	0%

James Doulgeris	12,000	12,000	0	0%

Donna Dreslin	4,000	4,000	0	0%

David Dreslin II	4,000	4,000	0	0%

Angela Dudenhoefer	4,000	4,000	0	0%

Robert Dudenhoefer Jr.	4,000	4,000	0	0%

Entrust of Tampa Bay FBO Robert C. Rogin #2726(3)	12,000,000	12,000,000	0	0%

Catherine Finkenstadt	4,000	4,000	0	0%

William Forhan	4,000	4,000	0	0%

Claudia Gorman	4,000	4,000	0	0%

Daniel Gorman	4,000	4,000	0	0%

Daren L. Griffen	4,000	4,000	0	0%

Miller Kelly	4,000	4,000	0	0%

Salvatore Kopita	12,004,000	12,004,000	0	0%

Wei Luo	12,000	12,000	0	0%

Edward Mass Jr.	4,000	4,000	0	0%

Van Nguyen	4,000	4,000	0	0%

Robert Rheintgen	4,000	4,000	0	0%

Virginia E. Rheintgen	4,000	4,000	0	0%

Robert C. Rogin (3)	4,000	4,000	0	0%

Jean Shagena (4)	4,000	4,000	0	0%

Brandon Stevens	4,000	4,000	0	0%

Christopher S. Toups	4,000	4,000	0	0%

David L. Toups	4,000	4,000	0	0%

Leslie S. Toups	4,000	4,000	0	0%

Mary M. Toups	4,000	4,000	0	0%

Michael P. Toups	4,000	4,000	0	0%

Kevin Tseng	12,000	12,000	0	0%

Visionary Concepts, LLC (4)	4,000	4,000	0	0%

Gang Xu	12,000	12,000	0	0%

(1)	The number of shares beneficially owned prior to the offering is representative of the number of shares held by the selling securities holders immediately following the Forward Split.

(2)	The number assumes the selling security holder sells all of the common shares being offering pursuant to this prospectus

(3)	Robert C. Rogin is the beneficial owner of the shares held by Entrust of Tampa Bay FBO Robert C.Rogin #2726

(4)	Jean Shagena is the managing member of Visionary Concepts, LLC and the beneficial owner the shares held in its name.

Among the selling security holders Donna Dreslin and David Dreslin II, are wife and son respectively to our sole director and Chief Executive Officer.  Except for those aforementioned, to our knowledge, none of the other selling security holders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years;

•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or

•	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.  Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals.  Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus.  In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by selling security holders must be made at the fixed price of $0.01 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.  The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales;

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;

•	through direct sales to purchasers or sales effected through agents;

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise);

•	any combination of the foregoing; or

•	any other method permitted pursuant to applicable law.

In addition, the selling security holders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling security holders.  The selling security holders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).  Neither the selling security holders nor we can presently estimate the amount of such compensation.  We know of no existing arrangements between the selling security holders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.  We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.  We have agreed to bear all fees and expenses incident to the registration of the shares of our common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holders.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 270,000,000 shares of capital stock, of which 20,000,000 shares are preferred stock, $0.00001 par value per share and 250,000,000 shares are common stock, $0.00001 par value per share.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, $0.00001 par value per share.  Currently we have no shares of preferred stock issued and outstanding.

Common Stock

We are authorized to issue 250,000,000 shares of common stock, $0.00001 par value per share. Currently we have 104,208,000 shares of common stock issued and outstanding.  On June 30, 2010, the Company effectuated a 4-for-1 forward stock-split of its outstanding common stock.

Each share of common stock shall have one (1) vote per share for all purpose.  Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.  Our common stock holders are not entitled to cumulative voting for purposes of electing members to our board of directors.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Our Transfer Agent is VStock Transfer, LLC with an address at 150 West 46th Street, 6th Floor New York, New York 10036 Telephone: (855)-987-8625 Facsimile: (646)-536-3179.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Seale and Beers, CPA, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Overview

Mascot Properties, Inc. (the “Company”) was incorporated in the State of Nevada on July 22, 2009.  Our principal business is the management of real estate properties, primarily related to student housing and services which include general property management and maintenance and activities coordination for residents.  We are seeking to manage properties that are near universities that suffer from a lack of on-campus housing and growing enrollment.

Both large and small universities suffer from student housing overcrowding problems.  For example, some of the largest universities in the country in terms of enrollment are located in Florida and can only guarantee on-campus accommodations for freshman while other students must enter a lottery or must seek off-campus housing.  Other smaller universities in the State of Florida have experienced overcrowding problems and are forced to put incoming freshman in hotels.  Our planned operations will include managing income producing residential real estate properties near fast growing universities that are incapable of accommodating all of their current and future students as enrollment continues to grow.  We do not currently manage any properties, but we are currently seeking properties to manage.  Our website is located at www.mascotuniversityhousing.com.

Our management is experienced in the real estate industry and has been involved in real estate development projects for over 10 years, including roles as developer and manager for multifamily developments, condominiums, and apartment buildings.  Management will be charged with reviewing and recommending suitable projects for the Company consistent with its policies and objectives to maximize the return on properties it manages.  We intend to manage properties and lease them to students.  We will operate the properties as the property manager, which includes, but is not limited to, collecting rent, advertising, showing and leasing units in the buildings, coordinating with service professionals for maintenance and repairs, arranging promotional events for marketing, and creating activities for the residents.  Management’s goal is to work toward improving the properties’ cash flow through proper marketing.  We will find experienced property managers and make our properties “student friendly” with facility events, common areas for entertainment, activities and recreational facilities.  The Company has not identified any specific properties to manage but, we are targeting properties with occupancy rates in excess of 96%.

We draw on the experience of our management to provide research and economic and statistical data in connection with the Company’s activities.  According to statistical research on college enrollment by the Chronicle of Higher Education, 18.6 million students were enrolled in college in 2010, up from 18.4 million in 2009.  This rate is expected to grow steadily to 19.2 million by 2013, and 20 million by 2017.  Additionally, research has shown that student housing tends to rent at a premium compared with conventional apartment communities.  For example, consider a four-bedroom apartment with four students paying $500 per month each.  That $2,000 monthly rent may be as much as 30% higher than the apartment norm for a particular geographic area.  Parents typically guarantee rents and pay higher security deposits to ensure safe housing with amenities that students can enjoy.  According to a study by Community Development Studies Market Research in 2009, 75% of incoming freshman live on-campus, the occupancy levels on-campus are 99%, but only 20% of the total student population lives on-campus.

Thus, the Company's management plans to search for opportunities to manage real estate properties near rapidly growing universities and colleges that suffer from a lack of on-campus housing, and obtain for the Company such services as may be required for property management.  These fast growing universities face increasing enrollment at a rate faster than new dormitories are being built.  We intend to capitalize on the inability of universities to meet expanding housing demands by looking for distressed real estate near such universities and working with the owners of these properties to convert their properties into student housing.  Universities that we have targeted include local colleges in the vicinity of our Company’s base of operations in Seminole Florida.  There are approximately 50 colleges and universities within a three hour drive of our principal offices.

We will continue to seek out opportunities to manage real estate properties and intend to enhance our capabilities by adding personnel or entering joint ventures with similar firms.  Once we identify suitable real estate projects for property management, we will work with the owners of the properties and the residential housing office of the nearby university to create favorable living environments for students.  Such property owners may include banks, investment funds, developers and individual owners; our management intends to utilize its contacts among these entities to facilitate such relationships.  The Company plans to attract residents through marketing and advertising on-campus, web and social media and local radio and newspaper.  We have no property management contracts at this time nor have we entered into any discussions with any such potential owners or to affiliate with any universities.

Our Operating Strategy

We seek opportunities to manage real estate properties where we believe we can achieve higher cash flows and capital appreciation for the owners as a result of our property management efforts and relations with universities’ student residential housing offices.  The Company currently has no official university relationships but has had some preliminary discussions with universities as part of our due diligence.  However, the Company has one college within two miles of its office, ten colleges or universities within a 25 mile radius including a major state university with more than 46,600 students, and approximately 50 colleges and universities within a three hour drive of its office and will look to establish relationships with many of these universities.  Our strategy for achieving our goals consists of the following elements:

•	Focusing our efforts in markets with fast growing universities that the we believe have favorable conditions to support growth in occupancy and rental rates for off-campus student housing, and

•	Utilizing management’s experience in property management and maintenance, as well as accounting and billing.

Our initial focus is on the southeastern and southwestern regions of the United States, particularly where we perceive there to be the potential to manage properties near fast growing universities whose enrollments exceed their capacity for on-campus housing.  We believe we can enhance the value of these properties through the execution of our strategy which entails establishing a relationship with the local college or university, hiring a strong local property manager, aggressive marketing of the property, and adding amenities and security to the facility to cater to student’s needs.  We intend to have leases and services that cater to students and will have professional on-site management and maintenance.  However, we will not limit our services to any particular individual geographic markets or submarkets.  Moreover, we will not restrict our services to certain locations in markets or submarkets, as we may find value-adding opportunities in large metropolitan areas, suburban submarkets, smaller cities or rural locations, near both public and private universities.

According to the 2010 National Multifamily Report by national the real estate valuation firm Marcus & Millichap, the cap rate (the metric for determining property value based on income and cash flow) for student housing increased 50 basis points in 2009, while the average price rose 5%.  According to the report, both measures outperformed those for traditional apartments.

Our Real Estate Management Criteria

We expect to manage properties within a three-mile radius of universities.  These are multifamily units that cater to students and can accommodate student housing offices’ demand for more student housing near the university campus.  We will attempt to identify those universities with enrollment growth opportunities and demand demographics that support potential long-term value appreciation for the owners of the properties.  We seek to identify and manage properties with the following characteristics:

•	Significant potential for increases in the number of students enrolled seeking housing near campuses, which drives student leases and the potential for increased rental rates;

•	Locations in markets currently in transition or recovery with favorable long-term enrollment and supply/demand demographics, which may allow for increased occupancy or rental rates;

•	Historic mismanagement or under-management;

•	Under-valued compared with other properties within their market; and

•	Barriers to additional or replacement projects.

Management of Properties

We plan to engage our own employees and third-party management companies as agents for on-site management of our properties depending on the geographic location.  Generally such agreements will provide for a management fee between 2% and 5% of the gross monthly receipts of each property and are for a term of one year, but can be terminated by either party upon thirty days written notice.  We currently have not entered into any discussions or contracts with any potential employees or third parties for on-site management of our properties.  These properties typically require a greater level of management and oversight than traditional multifamily projects, which involves a manager with a focus on student housing.  Typically, students often keep different hours and lead a different lifestyle than the general population or family oriented properties.  Thus, these properties require managers that are hands-on and sensitive to student needs and lifestyle.

Competition

We do not currently manage any properties and therefore the competition described below is a form of competition that may occur.

The real estate property management market is a highly competitive and highly fragmented industry.  We will be competing with a number of, property managers, owners and operators of real estate, many of which will own or manage properties similar to ours in the same markets in which our properties will be located and some of which have greater financial resources than we do. Competing properties may be newer or have more desirable locations than our properties.  If the market does not absorb foreclosed or newly constructed properties, market vacancies will increase and market rents may decline. In operating and managing properties, we will compete for tenants based on a number of factors, including location, rental rates, security, having amenities that meet prospective tenants’ needs and the manner in which the property is operated, maintained and marketed.  Potentially, as leases at properties we manage will expire, we may encounter significant competition to renew or re-let space in light of the large number of competing properties within the markets in which we operate. As a result, we may be required to provide rent concessions or abatements, incur charges for tenant improvements and other inducements, including early termination rights or below-market renewal options, or we may not be able to timely lease vacant space.

Current Operations

We have advanced our business plans through discussions with universities in the southeast and southwest United States to determine interest level in recommending off-campus housing to their expanding student population.  The company’s initial focus has been on identifying properties to manage near universities in the State of Florida, since this is within a close proximity to its principal office.  The Florida multifamily residential property market has been hard hit by the recent economic downturn.  Properties in this marketplace are selling at an average of 33% below 2007 property values.  Foreclosed and bank repossessed real estate owned (REO) properties are at an even greater discount to the previous market highs.  We are currently in discussions with banks and developers of distressed projects in this market proposing to manage the properties near universities to improve their cash flow.  These negotiations are on-going and subject to the company securing management contracts under acceptable terms.

Employees

As of May 24, 2011, we have 1 full-time employee, and plan to employ additional qualified employees in the near future.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 7985 113th Street, Suite 220, Seminole, FL 33772, and our telephone number is (727) 393-7439.  Office space is provided by our Chief Executive Officer at no charge.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock.  We anticipate engaging a market maker to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 40 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition.  The discussion should be read along with our financial statements and notes thereto.  This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We have commenced limited operations and we will require outside capital to implement our business model.

1.  All business functions will be coordinated and managed by our founder, including marketing, finance and operations. We intend to contract with outside professionals to facilitate services for the on-site management of properties and real estate rehab and maintenance services that may be required. These services include total property management responsibilities for the care and upkeep of the property.  We will use independent contractors as leasing agents, as well as for janitorial services, lawn services and general maintenance services as required on-site from time to time. The Company has no outside contracts, but we intend to contract with these professionals under normal industry terms, which may include lease fees in the 2% - 5% range depending on the nature of the services.

2.  We will focus on evaluating our performance based on the following criteria during the next twelve months of operations as the Company emerges from the development stage:

a. Number of new real estate projects

i.
The Company will initially look for distressed and under-managed projects in Florida.  The Florida multi-family residential property market has been hard hit by the recent economic downturn.  Properties in this marketplace are selling at an average of 32% below 2007 property values.  Foreclosed and bank repossessed real estate owned (REO) properties are at an even greater discount to the previous market highs.  We are currently in discussions with banks and developers of distressed condominium projects in this market proposing to manage the properties to improve their cash flow.  These negotiations are on-going and subject to the Company securing management contracts under acceptable terms.

ii.	Over the next twelve months the Company intends to identify at least ten suitable properties for management.

iii.	The Company incurs nominal travel expenses associated with the search for properties since its home office is centrally located in Florida.

We have not entered into any contracts or agreements to manage any properties.  There can be no assurance that we will be able to identify suitable properties for management or be able to negotiate property management contracts on favorable terms with the property owners.

b. Expense management

i.	The Company has a limited operating budget and has maintained tight expense controls.

ii.
Over the next twelve months the Company anticipates its minimum need for additional funding is $49,000 to implement its business plans over the next twelve months.  We need to spend $10,000 to complete this Offering over the next 90 days.  In addition, we anticipate operating expenses to be $24,000 prior to generating revenues.  These expenses are estimated at $2,000 per month primarily travel related cost associated with the search for properties to manage in Florida. The Company has targeted to identify 10 suitable properties for management over the next twelve months.   The Company will also incur $15,000 in marketing expenses associated with the development of promotional materials and attendance at trade shows.  The Company will incur additional operating expenses once the Company generates revenues, which are tied to commissions paid to leasing agents and operating expenses associated with the upkeep of the properties. The Company plans to hire on a commission-only basis at such time as the Company has signed property management contracts, so no additional expenses are created until revenues are generated.  There can be no assurance that we will be able to align ourselves with professionals for services on a commission-only basis

c. Achieving positive cash flow

i.
After the Company has properties that are under management we will launch a marketing campaign to attempt to generate revenues. There can be no assurance that we will be able to implement our business development plans and that we will be successful in negotiating new contracts to manage properties or attract tenants to utilize the properties.

ii.	Over the next twelve months the Company anticipates its minimum cash needs to be $49,000 prior to generating revenues.

d. Creating strategic alliance relationships

i.
The Company intends to contract with outside professionals to facilitate services for the on-site management of properties and real estate rehab and maintenance services that may be required. These services include total property management responsibilities for the care and upkeep of the property.  We will use independent contractors as leasing agents, as well as for janitorial services, lawn services and general maintenance services as required on-site from time to time.

ii.
Over the next twelve months the Company intends to hire additional employees on a commission only basis at such time as the Company has signed property management contracts, so no additional expenses are created until revenues are generated.

iii.
The Company has no contracts with outside vendors, but we intend to contract with these professionals under normal industry terms, which may include leasing fees in the 2% - 5% range depending on the nature of the services.

Our growth is driven by the number of new real estate projects that we evaluate and contract for management.   There is no assurance we will be able to secure such management contracts for properties or be able to lease-out such properties on a profitable basis. Certain competitors may be willing to accept lower fees based on their overhead structure.  As a result, we may have difficulty attracting new properties to manage and tenants to utilize the properties.  There can also be no assurance that we will be able to align ourselves with professionals for services on a commission only basis.

3.  Our plan of operation includes launching a targeted marketing campaign focusing on property management and university housing trade show participation, media and social media promotions and public relations during the third calendar quarter of 2011.  The marketing is estimated to cost $15,000, in addition to our estimated minimum travel and operating expenses of $2,000 per month.  The majority shareholder has committed to cover any cash shortfalls of the Company, although there is no written agreement or guarantee.   The majority shareholder, David Dreslin, owns 77% of the Company and is the Company’s president and primary employee. If we are unable to satisfy our cash requirements we may be unable to proceed with the offering and our plan of operations.

We intend to support our marketing efforts through the development of high-quality marketing materials and an attractive and informative website, www.MascotUniversityHousing.com. There can be no assurance we will be successful in implementing our marketing campaign or that we will be able to provide our services at lower costs than other property managers.  There can also be no assurance that we will be able to align ourselves with professionals for services on a commission-only basis.  The development of an on-going marketing campaign will require the commitment of substantial resources.  If additional capital is not available on acceptable terms, we may not be able to implement our business development plans or continue our business operations.

4.  Over the next 12 month after the initiation of our marketing campaign, we believe that we will have identified suitable properties to manage and lease-out to begin to generate revenues from our targeted marketing approach. This refers to the minimum amount of time that we estimate will be required to generate revenues based on meetings with universities, banks and developers in the Florida property market.  Once a property is identified we will need to negotiate a management contract with the property owner.  Only after a property is identified and contracted can we begin managing the property for a fee from the property owners to generate revenues, typically between 5% - 10% of gross monthly rents. We have not entered into any contracts or agreements to manage any properties.  There can be no assurance that we will be able to identify suitable properties for management or be able to negotiate property management contracts on favorable terms with the property owners.

Our future will depend on our ability to identify suitable properties to manage and our ability to bring our services to the market place, which requires careful planning of providing a service that meets our customer’s standards without incurring unnecessary cost and expense.  Our operational results can be affected by our ability to introduce our services or to adjust pricing to try to gain a competitive advantage.  There can be no assurance we will be able to implement our property management services.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business through increased investment in marketing activities.  We cannot guarantee that the expansion efforts described in this Registration Statement will be successful.  The business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Future financing may not be available to us on acceptable terms. If debt financing is not available or not available on satisfactory terms, we may be unable to continue expanding our operations.  Equity financing will result in a dilution to existing shareholders.

In June 2010, the board of directors approved a four for one forward stock-split.  The board of directors hopes the decision to restructure the Company’s capital structure will potentially lead to greater liquidity of the Company’s common stock in the future. In addition, the Board of Directors hopes the forward split will attract potential investors.

Results of Operations

For the period from July 22, 2009 (inception), to March 31, 2011, we had no revenue. Expenses for the period totaled $67,863 resulting in a net loss of $67,863.  Expenses for the period consisted of $63,310 for Consulting and Professional fees and $4,553 for General and administrative expenses.

For the three months ended March 31, 2011, we had no revenue.  Expenses for the period totaled $1,900 resulting in a net loss of $1,900.  Expense for the period consisted of $1,250 for Consulting and Professional fees and $650 for General and administrative expenses.

For the three months ended March 31, 2010, we had no revenue.  Expenses for the period totaled $0 resulting in a net loss of $0.

For the nine months ended March 31, 2011, we had no revenue.  Expenses for the period totaled $4,360 resulting in a net loss of $4,360.  Expense for the period consisted of $3,710 for Consulting and Professional fees and $650 for General and administrative expenses.

For the period from July 22, 2009 (inception), to March 31, 2010, we had no revenue.  Expenses for the period totaled $59,803 resulting in a net loss of $59,803.  Expense for the period consisted of $55,900 for Consulting and Professional fees and $3,903 for General and administrative expenses.

Capital Resources and Liquidity

As of March 31, 2011 we have $17 cash on hand compared to a cash balance of $717 at year end, June 30, 2010.

Based upon the above, we do not believe we have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. We estimate the Company needs an additional $49,000 to implement its business plans over the next twelve months.  We need to spend an additional $10,000 to complete this Offering.  In addition, we anticipate we will need a minimum of $39,000 to cover marketing and operational expenses for the next twelve months.  The majority shareholder has committed to cover any cash shortfalls of the Company, although there is no written agreement or guarantee.  If we are unable to satisfy our cash requirements we may be unable to proceed with the Offering and our plan of operations.

Future financing for real estate management operations may not be available to us on acceptable terms.  To raise equity will require the sale of stock and the debt financing will require intuitional or private lenders.  We do not have any institutional or private lending sources identified.  If debt financing is not available or not available on satisfactory terms, we may be unable to continue expanding our operations.  Equity financing will result in a dilution to existing shareholders.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions.  In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of the officer and director as of May 24, 2011 Our Executive officer is elected annually by our Board of Directors (the “Board”). Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

NAME	AGE	POSITION	OFFICER AND/OR DIRECTOR SINCE

David Dreslin	51	Chief Executive Officer and Director	July 2009

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

David Dreslin is currently the sole director and Chief Executive Officer of the Company.  Mr. Dreslin has worked as a CPA with 26 years of experience dealing with business enterprises both as a consultant and employee. In 1994 Mr. Dreslin formed Dreslin Financial Services, Inc. a financial services firm that provides full service accounting and management services to individuals and businesses, where he served as President from 1994 through the present.  Mr. Dreslin spent 3 years with Deloitte Haskins & Sells, "an International Big-Six Accounting Firm", as a member of their Emerging Business Services department and as a Senior Tax Accountant, from September 1985 to November 1988.   Mr. Dreslin has been involved in numerous real estate projects as both principal and advisor and he is a licensed Florida real estate professional.  Mr. Dreslin has been actively involved in real estate development and investing since 2004.  He has experience in multi-family, commercial and residential real estate properties.  Mr. Dreslin also has a number of real estate related clients in his accounting practice and he has experience in real estate valuations.  Mr. Dreslin holds a BBA in Accounting from the University of South Florida.

Board Committees

The Company does not currently have a designated audit, nominating or compensation committee.  The Company currently has no plans to form these separately designated board committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from inception (July 22, 2009) through May 24, 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
David Dreslin (1)	2009	$23,700	0	0	0	0	0	0	$23,700
	2010	$900	0	0	0	0	0	0	$900
	2011	$0	0	0	0	0	0	0	$0

(1)
Mr. Dreslin is the sole executive officer and director of the Company and has not received any personal compensation for his services as such.  Dreslin Financial Services, Inc. is owned by our sole director and officer Mr. David Dreslin.  Since the date of inception, July 22, 2009, through the date of this prospectus, Dreslin Financial Services, Inc. has been paid $23,700 in 2009 and $900 in 2010 for a total of $24,600 to date for services provided to the Company for consulting, audit preparation and filing review.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table from inception through May 24, 2011.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised since the date of inception, July 22, 2009, through the date of this prospectus  by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Effective April 1, 2011, the Company and Mr. Dreslin, our Chief Executive Officer, entered into a two (2) year employment agreement. Mr. Dreslin shall not be entitled to any compensation, bonus payment or benefits until the Company has reached $300,000 in gross revenues (the “Revenue Milestone”).  Upon the Company reaching the Revenue Milestone, Mr. Dreslin shall be entitled to an annual salary of $85,000. He is responsible for overseeing all operations of the Company including but not limited to evaluation of business opportunities, and the Company’s substantive and financial reporting requirements of the Securities Exchange Act of 1934, as amended, Upon the Company reaching the Revenue Milestone, Mr. Dreslin shall also be entitled to all reasonable and customary fringe benefits, including, but not limited to, medical, dental, disability and life insurance, vacation and sick leave. The Company will reimburse of all his reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out his duties and responsibilities under the agreement.

Mr. Dreslin may elect, by written notice to the Company, to terminate his employment with continued pay through the employment agreement term if (i) the Company sells all of its assets, (ii) the Company merges with another business entity with a change in control, (iii) more than 50% of the outstanding stock is acquired by a third party, or (iv) the Company defaults in making payments required to Mr. Dreslin under this agreement. For two years following his resignation or termination, Mr. Dreslin will not work for or provide any services in any capacity to any competitor and will not solicit any of the Company’s customers or accounts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of May 24, 2011, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class
David Dreslin(1) Chief Executive Officer 7985 113th Street, Suite 220 Seminole FL, 33772	80,004,000	76.77%

Entrust of Tampa Bay FBO Robert C. Rogin #2726 7985 113th Street, Suite 220 Seminole FL, 33772	12,004,000	11.52%

Salvatore Kopita 7650 132nd Way North Seminole FL, 33776	12,004,000	11.52%

All Executive Officers and Directors as a group (1)	80,004,000	76.77%

(1)
Based on 104,208,000 shares of common stock outstanding as of May 24, 2011.  Mr. David Dreslin is the sole officer and director of the Company and owns 76.77% of the outstanding stock, none of which is being registered for resale in this prospectus.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Dreslin Financial Services, Inc. is owned by our sole director and officer Mr. David Dreslin.  Since the date of inception, July 22, 2009, through the date of this prospectus, David Dreslin Financial Services, Inc. has been paid $24,600 for services provided to the Company for consulting, audit preparation and filing review.

Involvement in Certain Legal Proceedings

During the past ten years, none of the following occurred with respect to Mr. Dreslin, our sole director and executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

MASCOT PROPERTIES, INC.
(A Development Stage Company)

AUDITED FINANCIAL STATEMENTS
FROM INCEPTION (JULY 22, 2009) THROUGH JUNE 30, 2010

UNAUDITED FINANCIAL STATEMENTS
FROM INCEPTION (JULY 22, 2009) THROUGH MARCH 31, 2011

CONDENSED BALANCE SHEETS AS OF MARCH 31, 2011 AND AS OF JUNE 30, 2010	F-11

CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2011 THE THREE MONTHS ENDED MARCH 31, 2010 THE NINE MONTHS ENDED MARCH 31, 2011 FROM INCEPTION ON JULY 22, 2009 THROUGH MARCH 31, 2010 AND FROM INCEPTION JULY 22, 2009 THROUGH MARCH 31, 2011
F-12

CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) FROM INCEPTION JULY 22, 2009 THROUGH MARCH 31, 2011	F-13

CONDENSED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED MARCH 31, 2011 FROM INCEPTION JULY 22, 2009 THROUGH MARCH 31, 2010 AND FROM INCEPTION JULY 22, 2009 THROUGH MARCH 31, 2011	F-14

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS	F-15

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Mascot Properties, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Mascot Properties, Inc. (A Development Stage Company) as of June 30, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on July 22, 2009 through June 30, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mascot Properties, Inc. (A Development Stage Company) as of June 30, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on July 22, 2009 through June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has had a loss from operations of $63,503, an accumulated deficit of $63,503, working capital deficit of $2,783 and has earned no revenues since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
February 15, 2011

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Balance Sheet

June 30,
2010

ASSETS

CURRENT ASSETS
$717
Cash
Total Current Assets	717

TOTAL ASSETS	$717

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accrued Expenses	$3,500

Total Current Liabilities	3,500

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.00001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding
Common stock, $0.00001 par value, 250,000,000 shares authorized, 104,208,000 shares issued and outstanding	1,042
Additional paid-in capital	59,678
Deficit accumulated during the development stage	(63,503)

Total Stockholders' Equity (Deficit)	(2,783)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$717

The accompanying notes are an integral part of these financial statements.

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Statement of Operations
From Inception through June 30, 2010

From Inception
on July 22,
2009 Through
June 30,
2010

REVENUES	$-

OPERATING EXPENSES
Consulting Fees - Related Party	37,600
Professional Fees	22,000
General and administrative	3,903

Total Operating Expenses	63,503

INCOME (LOSS) FROM OPERATIONS	(63,503)

INCOME (LOSS) BEFORE INCOME TAXES	(63,503)

Income tax expense	-

NET INCOME (LOSS)	$(63,503)

BASIC INCOME (LOSS) PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	101,935,860

The accompanying notes are an integral part of these financial statements

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
From Inception on July 22, 2009 through June 30, 2010

						Deficit
						Accumulated	Total
					Additional	During the	Stockholders'
	Preferred Stock		Common Stock		Paid-In	Development	Equity
	Shares	Amount	Shares	Amount	Capital	Stage	(Deficit)

Balance at inception, July 22, 2009	-	$-	-	$-	$-	$-	$-

Issuance of common stock on July 22, 2009 for cash at a price of $0.0000025 per share			80,000,000	800	(600)		200

Issuance of common stock on August 27, 2009 for cash at a price of $0.0025 per share			24,000,000	240	59,760		60,000

Issuance of common stock on June 30, 2010 for cash at a price of $0.0025 per share			208,000	2	518		520

Net Loss for the period from inception to June 30, 2010						(63,503)	(63,503)

Balance, June 30, 2010	-	$-	104,208,000	$1,042	$59,678	$(63,503)	$(2,783)

The accompanying notes are an integral part of these financial statements

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Statement of Cash Flows

From Inception
on July 22,
2009 Through
June 30,
2010

OPERATING ACTIVITIES

Net loss	$(63,503)
Adjustments to reconcile net loss to net cash used by operating activities:
Increase In Accrued Expenses	3,500

Net Cash Used in Operating Activities	(60,003)

INVESTING ACTIVITIES

Net Cash Used in Investing Activities	-

FINANCING ACTIVITIES

Common stock issued for cash	60,720

Net Cash Provided by Financing Activities	60,720

NET INCREASE (DECREASE) IN CASH	717

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$717

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2010

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
The financial statements presented are those of Mascot Properties, Inc.  The Company was originally incorporated under the laws of the state of Nevada on July 22, 2009. Mascot Properties, Inc. operates in the management of real estate properties, primarily related to student housing and services near universities.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Revenue Recognition
Revenue is recognized in accordance with the criteria established in the accounting literature regarding recognition of revenues, specifically, FASB Accounting Standards Codification topic 605; “Revenue Recognition.”  Revenues and related expenses from rendering property management services are recognized when services are completed and billed.  In some situations, we may receive advance payments from our customers.  The Company will defer revenue associated with these advance payments until it has completed the contracted services.

Property
The Company does not own any property.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of June 30, 2010.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.  As at June 30, 2010 the Company had no cash equivalents.

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2010.

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2010

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

For the Period Ended June 30, 2010
Net (Loss)	$(63,503)
Weighted Average Shares	101,935,860
Net (Loss) Per share	$(0.00)

Income Taxes
The Company provides for income taxes under ASC 740 “Accounting for Income Taxes”.   ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to net loss before provision for income taxes for the following reasons:

For the Period Ending June 30, 2010
Income tax expense at statutory rate	$(24,770)
Net deferred tax asset	24,770
Income tax expense per books	$-

Income Taxes (Continued)

Net deferred tax assets consist of the following components as of:

From Inception on July 22, 2009 Through June 30, 2010
NOL carryover	$24,770)
Valuation allowance	(24,770)
Net deferred tax asset	$-

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2010

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a June 30th year end.

Stock-based compensation.
As of June 30, 2010, the Company has not issued any share-based payments.

The Company records stock-based compensation in accordance with ASC 718 (formerly SFAS No. 123R “Share Based Payments”), using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statements.

2.	GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period ended June 30, 2010, the Company recognized no sales revenue and incurred a net loss of $63,503.  As of June 30, 2010, the Company had an accumulated deficit of $63,503.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. Additionally the Company is actively seeking  merger partners and strategic alliances in order to accelerate its growth in the industry. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2010

3	STOCKHOLDERS’ EQUITY

The stockholders' equity section of the Company contains the following classes of Capital stock as of June 30 2010, respectively:

•	Preferred stock, $0.00001 par value, 20,000,000 shares authorized 0 shares issued and outstanding.
•	Common Stock, $.00001 par value, 250,000,000 shares authorized 104,208,000 shares issued and outstanding.

COMMON STOCK

•
On July 22, 2009, the Company entered into an agreement with one of its founders for the sale of 80,000,000 shares of common stock at a price of $0.0000025 per share.  The Company realized $200 from this subscription.

•
On August 27, 2009, we entered into an agreement with two different investors for the sale of 24,000,000 shares of common stock at a price of $0.0025 per share.  The Company realized $60,000 from these subscriptions.

•	On June 30, 2010, the Company entered into an agreement for the sale of 208,000 shares at a price of $0.0025 per share to 41 different investors. The Company realized $520 from these subscriptions.
•
The company's board of directors authorized a four-for-one stock split effective on June 30, 2010.  Each shareholder of record on June 30, 2010 received three additional shares of common stock for each share held on that date.  All share and related information presented in these financial statements and accompanying footnotes reflect the increased number of shares resulting from this action..

4	RELATED PARTY TRANSACTION

The Company’s founder and majority shareholders provide various consulting services to the Company for which they are compensated.  For the period from inception to June 30, 2010 consultant fees paid were $37,600.

5	SUBSEQUENT EVENTS

Management has evaluated all activity since June 30, 2010, and has concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Condensed Balance Sheets
(Unaudited)

ASSETS

	March 31,	June 30,
	2011	2010

CURRENT ASSETS

Cash	$17	$717

Total Current Assets	17	717

TOTAL ASSETS	$17	$717

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts Payable and Accrued Expenses	$4,760	$3,500
Note Payable - Related Parties	2,400

Total Current Liabilities	7,160	3,500

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.00001 par value, 20,000,000 shares
authorized, 0 shares issued and outstanding	-	-
Common stock, $0.00001 par value, 250,000,000 shares
authorized, 104,208,000 shares issued and outstanding
at March 31, 2011 and June 30, 2010, respectively	1,042	1,042
Additional paid-in capital	59,678	59,678
Deficit accumulated during the development stage	(67,863)	(63,503)

Total Stockholders' Equity (Deficit)	(7,143)	(2,783)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$17	$717

The accompanying notes are an integral part of these financial statements.

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Condensed Statements of Operations
From Inception through March 31, 2011
(Unaudited)

				From Inception	From Inception
	Three Months	Three Months	Nine Months	on July 22,	on July 22,
	Ended	Ended	Ended	2009 Through	2009 Through
	March 31,	March 31,	March 31,	March 31,	March 31,
	2011	2010	2011	2010	2011

REVENUES	$-	$-	$-	$-	$-

OPERATING EXPENSES
Consulting Fees - Related Party		-	700	37,400	38,300
Professional Fees	1,250	-	3,010	18,500	25,010
General and administrative	650	-	650	3,903	4,553

Total Operating Expenses	1,900	0	4,360	59,803	67,863

INCOME (LOSS) FROM OPERATIONS	(1,900)	-	(4,360)	(59,803)	(67,863)

INCOME (LOSS) BEFORE INCOME TAXES	(1,900)	-	(4,360)	(59,803)	(67,863)

Income tax expense	-	-	-	-	-

NET INCOME (LOSS)	$(1,900)	$-	$(4,360)	$(59,803)	$(67,863)

BASIC INCOME (LOSS) PER COMMON SHARE	$(0.00)	$0.00	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	104,208,000	104,000,000	104,208,000	99,629,630

The accompanying notes are an integral part of these financial statements.

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Condensed Statements of Stockholders' Equity (Deficit)
From Inception on July 22, 2009 through March 31, 2011
(Unaudited)

						Deficit
						Accumulated	Total
					Additional	During the	Stockholders'
	Preferred Stock		Common Stock		Paid-In	Development	Equity
	Shares	Amount	Shares	Amount	Capital	Stage	(Deficit)

Balance at inception, July 22, 2009	-	$-	-	$-	$-	$-	$-

Issuance of common stock on July 22, 2009 for cash at a price of $0.0000025 per share			80,000,000	800	(600)		200

Issuance of common stock on August 27, 2009 for cash at a price of $0.0025 per share			24,000,000	240	59,760		60,000

Issuance of common stock on June 30, 2010 for cash at a price of $0.0025 per share			208,000	2	518		520

Net Loss for the period from inception to June 30, 2010						(63,503)	(63,503)

Balance, June 30, 2010	-	$-	104,208,000	$1,042	$59,678	$(63,503)	$(2,783)

Net Loss for the period ending March 31, 2011						(4,360)	(4,360)

Balance, March 31, 2011	-	$-	104,208,000	$1,042	$59,678	$(67,863)	$(7,143)

The accompanying notes are an integral part of these financial statements.

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

		From Inception	From Inception
	Nine Months	on July 22,	on July 22,
	Ended	2009 Through	2009 Through
	March 31,	March 31,	March 31,
	2011	2010	2011

OPERATING ACTIVITIES

Net loss	$(4,360)	$(59,803)	$(67,863)
Adjustments to reconcile net loss to
net cash used by operating activities:
Increase In Accrued Expenses	1,260		4,760

Net Cash Used in
Operating Activities	(3,100)	(59,803)	(63,103)

INVESTING ACTIVITIES

Net Cash Used in
Investing Activities	-	-	-

FINANCING ACTIVITIES
Proceeds from Notes Payable - Related Parties	2,400		2,400
Common stock issued for cash		60,200	60,720

Net Cash Provided by
Financing Activities	2,400	60,200	63,120

NET INCREASE (DECREASE) IN CASH	(700)	397	17

CASH AT BEGINNING OF PERIOD	717	-	-

CASH AT END OF PERIOD	$17	$397	$17

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-		$-
Income Taxes	$-		$-

The accompanying notes are an integral part of these financial statements.

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Notes to Unaudited Condensed Interim Financial Statements
From Inception Through March 31, 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
The financial statements presented are those of Mascot Properties, Inc.  The Company was originally incorporated under the laws of the state of Nevada on July 22, 2009.  The Company has not commenced significant operations and, in accordance with ASC Topic 915, is considered a development stage company.    Mascot Properties, Inc. operates in the management of real estate properties, primarily related to student housing and services near universities.

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, the accompanying balance sheets and related statements of income, cash flows, and stockholders’ equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses.  Actual results and outcomes may differ from management’s estimates and assumptions.

Interim results are not necessarily indicative of results for a full year.  Our interim condensed financial statements should be read in conjunction with the financial statements from our June 30, 2010 audited financial statements.

Revenue Recognition
Revenue is recognized in accordance with the criteria established in the accounting literature regarding recognition of revenues, specifically, FASB Accounting Standards Codification topic 605, “Revenue Recognition”.  Revenues and related expenses from rendering property management services are recognized when services are completed and billed.  In some situations, we may receive advance payments from our customers.  The Company will defer revenue associated with these advance payments until it has completed the contracted services.

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Property
The Company does not own any property.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. Advertising expense for the nine months ending March 31, 2011, and the period from inception on July 22, 2009 through March 31, 2010 $-0- and $ -0-.

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Notes to Unaudited Condensed Interim Financial Statements
From Inception Through March 31, 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.  As at March 31, 2011 the Company had no cash equivalents.

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2011.

For the Nine Months Ended March 31, 2011
Net (Loss)	$(4,360)
Weighted Average Shares	104,208,000
Net (Loss) Per share	$(0.00)

Income Taxes
The Company provides for income taxes under ASC 740 “Accounting for Income Taxes”.   ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to net loss before provision for income taxes for the following reasons:

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Notes to Unaudited Condensed Interim Financial Statements
From Inception Through March 31, 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (continued)

For the Nine Months Ended March 31, 2011
Income tax expense at statutory rate	$(1,700)
Net deferred tax asset	1,700
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

From Inception on July 22, 2009 Through March 31, 2011
NOL carryover	$26,470)
Valuation allowance	(26,470)
Net deferred tax asset	$-

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a June 30th year end.

Stock-based compensation.
As of March 31, 2011, the Company has not issued any share-based payments.

The Company records stock-based compensation in accordance with ASC 718 using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value

Stock-based compensation (Continued)

of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statements.

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Notes to Unaudited Condensed Interim Financial Statements
From Inception Through March 31, 2011

2.	GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. For the nine months ending March 31, 2011, the Company recognized no sales revenue and incurred a net loss of $4,360.  As of March 31, 2011, the Company had an accumulated deficit of $67,863.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. Additionally the Company is actively seeking merger partners and strategic alliances in order to accelerate its growth in the industry. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3	STOCKHOLDERS’ EQUITY

The stockholders' equity section of the Company contains the following classes of Capital stock as of March 31 2011, respectively:

•	Preferred stock, $0.00001 par value, 20,000,000 shares authorized 0 shares issued and outstanding.
•	Common Stock, $.00001 par value, 250,000,000 shares authorized 104,208,000 shares issued and outstanding.

COMMON STOCK

•
On July 22, 2009, the Company entered into an agreement with one of its founders for the sale of 80,000,000 shares of common stock at a price of $0.0000025 per share.  The Company realized $200 from this subscription.

•
On August 27, 2009, we entered into an agreement with two different investors for the sale of 24,000,000 shares of common stock at a price of $0.0025 per share.  The Company realized $60,000 from these subscriptions.

•	On June 30, 2010, the Company entered into an agreement for the sale of 208,000 shares at a price of $0.0025 per share to 38 different investors. The Company realized $520 from these subscriptions.
•
The company's board of directors authorized a four-for-one stock split effective on June 30, 2010.  Each shareholder of record on June 30, 2010 received three additional shares of common stock for each share held on that date.  All share and related information presented in these financial statements and accompanying footnotes reflect the increased number of shares resulting from this action.

MASCOT PROPERTIES, INC.
(A Development Stage Company)
Notes to Unaudited Condensed Interim Financial Statements
From Inception Through March 31, 2011

4	RELATED PARTY TRANSACTIONS

Consulting Services – Related Party
The Company’s founder and majority shareholders provide various consulting services to the Company for which they are compensated.  For the nine months ending March 31, 2011, and the period from inception on July 22, 2009 through March 31, 2010 consultant fees paid were $700and $37,400.

Note Payable – Related Party
For the nine months ended March 31, 2011, the Company received $2,400 as a loan from a related party that provides consulting services to the Company for operating expenses.  The note has no definitive payment terms and bears no interest.  The Company will pay the balance off when it has the available funds.

5	SUBSEQUENT EVENTS

Management has evaluated all activity since March 31, 2011, through the date the financial statements were available to be issued and has concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements except for the following.

Employment Agreement

On April 1, 2011, the Company entered into an employment agreement with the Company's founder and majority shareholder.  The agreement is for a period of two years.  No compensation or benefits will be due or payable until the Company has reached its revenue milestone of $300,000.

MASCOT PROPERTIES, INC.

24,208,000 SHARES OF COMMON STOCK

PRELIMINARY PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is                , 2011

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$28.11
Transfer Agent Fees	$500
Accounting fees and expenses	$5,000
Legal fees and expense	$25,000
Blue Sky fees and expenses	$1,000
Total	$31,528.11

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws.  We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada on July 22, 2009 and 20,000,000 shares of common stock were issued to Mr. David Dreslin for consideration of $200. These shares were issued prior to the Forward Stock-Split in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Dreslin had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 30, 2010, we completed a Regulation D Rule 506 offering in which we sold 6,052,000 shares of the Company’s common stock to 39 investors, at a price per share of $0.01 for an aggregate offering price of $60,520. Upon completion of this offering the Company effectuated the Forward Stock-Split.

These securities were issued pursuant to the exemption provided under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

(1)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(2)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(3)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(4)	Except for Donna Dreslin and David Dreslin II, none of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation*

3.2	Bylaws*

5.1	Opinion of Lucosky Brookman LLP*

10.1	Employment Agreement, dated April 1, 2011, by and between the Company and David Dreslin*

23.1	Consent of Seale and Beers, CPA*

23.2	Consent of Counsel (included in exhibit 5.1)

* Filed herewith

Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Seminole, State of Florida, on May 24, 2011.

MASCOT PROPERTIES, INC.

By:	/s/ David Dreslin
Name:	David Dreslin
Title:	Chief Executive Officer Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities an on the dates indicated.

Signature	Title(s)	Date

/s/ David Dreslin	Principal Executive Officer, Principal Accounting Officer,	May 24, 2011
David Dreslin	Chairman, Secretary, Treasurer